     As filed with the Securities and Exchange Commission on August 5, 2002
                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
             (Exact Name of Registrant as Specified in Its Charter)
                                 ---------------

           Pennsylvania                               23-6216339
  (State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
   Incorporation or Organization)

                                                                                               Bruce Goldman
                                                                                  Senior Vice President - General Counsel
                  The Bellevue, 200 S. Broad Street                                  The Bellevue, 200 S. Broad Street
                  Philadelphia, Pennsylvania  19102                                  Philadelphia, Pennsylvania 19102
                           (215) 875-0700                                                     (215) 875-0700
         (Address, Including Zip Code, and Telephone Number,                 (Name, Address, Including Zip Code, and Telephone
  Including Area Code, of Registrant's Principal Executive Offices)         Number, Including Area Code, of Agent for Service)
                                                       -----------------------
                                                             Copy to:
                                                      Howard A. Blum, Esquire
                                                     Drinker Biddle & Reath LLP
                                                One Logan Square, 18th & Cherry Streets
                                                 Philadelphia, Pennsylvania 19103-6996
                                                              (215) 988-2700

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-36626
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
======================================= ======================= ========================== ========================= ===============
                                                Amount               Proposed Maximum          Proposed Maximum           Amount of
           Title of Shares                       to be                Offering Price               Aggregate            Registration
          to be Registered                    Registered               Per Share (1)           Offering Price(1)             Fee
--------------------------------------- ----------------------- -------------------------- ------------------------- ---------------
Shares of Beneficial Interest,                 181,875                   $25.345                $4,609,621.88               $424
$1.00 par value (and associated
rights)
======================================= ======================= ========================== ========================= ===============

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The price and fee are based on the average of the highest and lowest selling prices of the Registrant's shares of beneficial interest on July 30, 2002 on the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         The Registrant filed a registration statement on Form S-3 (Registration No. 333-36626) on May 9, 2000 to register 400,000 shares of beneficial interest in the Registrant ("Shares") that are available for awards under the Registrant's 1999 Equity Incentive Plan. Pursuant to the terms of such plan, an additional 181,875 Shares have become available for awards thereunder. This registration statement relates to the registration of such additional Shares pursuant to Rule 462(b) under the Securities Act. The contents of the Registrant's registration statement on Form S-3 (Registration No. 333-36626) are incorporated into this registration statement by reference.

         On July 19, 2002, the Registrant filed a Current Report on Form 8-K indicating that it had terminated Arthur Andersen LLP as its auditors and engaged a new auditing firm. Arthur Andersen has not consented to the incorporation by reference of their reports in this registration statement, and the Registrant has dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen has not consented to the incorporation by reference of their reports in this registration statement, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen that are incorporated by reference in this registration statement or any omissions to state a material fact required to be stated therein.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 16.  Exhibits.

(a)    Exhibits:

Exhibit
Number      Description
------      -----------
5           Opinion of Drinker Biddle & Reath LLP

8           Opinion of Drinker Biddle & Reath LLP regarding tax matters

23          Consent of Drinker Biddle & Reath LLP (included in Exhibits 5 and 8)

24          Powers of Attorney (included on signature page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 11, 2002.

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



                                   By: /s/ Jonathan B. Weller
                                      ------------------------------------------
                                           Jonathan B. Weller,
                                           President and Chief Operating Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint RONALD RUBIN and JONATHAN B. WELLER, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                    Name                                          Capacity                                   Date
                    ----                                          --------                                   ----
/s/ Ronald Rubin                                Chairman, Chief Executive Officer                        July 11, 2002
-----------------------------------             and Trustee
Ronald Rubin

/s/ Jonathan B. Weller                          President, Chief Operating Officer                       July 11, 2002
-----------------------------------             and Trustee
Jonathan B. Weller

/s/ Rosemarie B. Greco                          Trustee                                                  July 11, 2002
-----------------------------------
Rosemarie B. Greco

/s/ Lee H. Javitch                              Trustee                                                  July 11, 2002
-----------------------------------
Lee H. Javitch

/s/ Leonard I. Korman                           Trustee                                                  July 11, 2002
-----------------------------------
Leonard I. Korman

/s/ Ira M. Lubert                               Trustee                                                  July 11, 2002
-----------------------------------
Ira M. Lubert

/s/ Jeffrey P. Orleans                          Trustee                                                  July 11, 2002
-----------------------------------
Jeffrey P. Orleans

/s. George F. Rubin                             Trustee                                                  July 11, 2002
-----------------------------------
George F. Rubin

/s/ Edward A. Glickman                          Executive Vice President and                             July 11, 2002
-----------------------------------             Chief Financial Officer
Edward A. Glickman

/s/ David J. Bryant                             Senior Vice President - Finance and                      July 11, 2002
-----------------------------------             Treasurer (Chief Accounting
David J. Bryant                                 Officer)

                                  EXHIBIT INDEX

Exhibit
Number                Description
------                -----------
5                     Opinion of Drinker Biddle & Reath LLP

8 Opinion of Drinker Biddle & Reath LLP regarding tax matters

23                    Consent of Drinker Biddle & Reath LLP (included in
                      Exhibits 5 and 8)

24                    Power of Attorney (included on signature page)